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                             WASTE MANAGEMENT, INC.
                             3003 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1998

To the Stockholders of
WASTE MANAGEMENT, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Waste Management Special Meeting") of Waste Management, Inc., a Delaware corporation ("Waste Management"), will be held on Wednesday, July 15, 1998, at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, commencing at 2:00 p.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 10, 1998, among USA Waste Services, Inc., a Delaware corporation ("USA Waste"), Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Waste ("Dome Merger Subsidiary"), and Waste Management, pursuant to which, among other things (a) Dome Merger Subsidiary will be merged with and into Waste Management, which will be the surviving corporation, and Waste Management will become a wholly-owned subsidiary of USA Waste and (b) each outstanding share of common stock, par value $1.00 per share, of Waste Management will be converted into the right to receive 0.725 of a share of common stock, par value $0.01 per share, of USA Waste.

    2. To transact such other business as may properly be brought before the Waste Management Special Meeting or any adjournment or postponement of the Waste Management Special Meeting.

    A copy of the Merger Agreement is attached as Annex A to the accompanying Joint Proxy Statement/ Prospectus.

    Stockholders of record at the close of business on June 9, 1998 are entitled to notice of, and to vote at, the Waste Management Special Meeting and any adjournment or postponement of the Waste Management Special Meeting.

    All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                          By Order of the Board of Directors,
                                          Herbert A. Getz
                                          SENIOR VICE PRESIDENT AND SECRETARY

Oak Brook, Illinois
June [  ], 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.